                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 25, 2002, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-59041, 333-59043, 333-47433, 333-03769, 333-03771, 333-97640 and 333-09549).

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 27, 2002